EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213516) and S-8 (Nos. 333-74905, 333-51520, 333-74868, 333-100010, 333-106191, 333-114375, 333-123933, 333-132493, 333-140021, 333-143953, 333-181625, 333-185036, 333-188775, 333-196259 and 333-211615) of NVIDIA Corporation of our report dated February 21, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 21, 2019